Exhibit 10.5

LONG-TERM INCENTIVE PLAN
Plan XIII (2013 – 2015)

Purpose and Objective

Our mission at CHS is to improve company profitability and shareholder value. The CHS Long-Term Incentive Plan is provided to executives and key employees who can have influence on long-term business success.

The objectives of this Plan are to:

- Link a component of the participants' pay with long-term business performance
- Encourage executives to provide competitive returns to our shareholders' equity over the long term
- Maintain a competitive pay element
- Retain key executives and employees

Plan Name and Effective Date

The name of this Plan is CHS Long-Term Incentive Plan, Plan XIII. This is a three (3) year performance plan, effective from September 1, 2012 through August 31, 2015.

New three year performance periods begin each fiscal year. Therefore, there are three plans in operation concurrently as illustrated below.


2013
2014
2015
2016
2017
2013-2015 Plan
2014-2016 Plan
2015-2017 Plan

Performance Measurement

The CEO and the CFO establish the company Return on Adjusted Equity (ROAE) threshold, target, maximum and superior performance levels. These levels are approved by the Board of Directors. CHS must meet the established ROAE threshold level before participants can receive awards from this Plan.

The following chart includes Plan XIII's established ROAE measures and the required Net Income to reach each ROAE level.

'000S excluded	THRESHOLD LEVEL	TARGET LEVEL	MAXIMUM LEVEL	SUPERIOR PERFORMANCE LEVEL
Return On Adjusted Equity	8.0%	10.0%	14.0%	20.0%
Three Year 2013-2015 Net Income Required to Achieve ROAE	$1,275,522	$1,559,644	$2,127,890	$2,980,259

Award Opportunities and Calculation

The award opportunity potential is expressed as a percentage of each participant's average salary over the three-year Plan period. The award opportunity percent varies by position and grade level. The salary and percent opportunity used to calculate the award are based on status as of August 31st of each of the plan years. Awards for new participants will be pro-rated based upon full month(s) participation out of the 36 month plan performance period.

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Eligibility

Participants are nominated by members of the CHS Senior Leadership team ("SLT"), and must be approved by the SLT. The SLT shall review and approve any potential participants, and grant approval for continuation for all new and current participants on an annual basis.

Participants may forfeit their eligibility for an award for the entire three-year plan period if it is determined that they have failed to meet job performance criteria and standards, which includes but is not limited to *Needs Improvement* performance rating, acts of misconduct, dishonesty or violation of CHS policies and procedures. Any award forfeitures must be approved by the CEO and plan administrators.

Plan Accrual, Award and Vesting

While this plan is in operation it has the potential to be running concurrently with two other three-year plans. Provisions have been made to spread awards out among concurrent plans to ensure that no plan is overly influenced by a single year's performance.

The following chart provides a hypothetical example to demonstrate a typical performance/measurement period, award, and vesting schedule.

Fiscal Plan Period	2013-2015	2014-2016	2015-2017	2016-2018	2017-2019	Vested Funds Per Year	Vesting Dates
Year							
2013							
2014	*Plan Measurement Period*						
2015		*Plan Measurement Period*					
2016	1/3 $80,000		*Plan Measurement Period*			$80,000	Jan-16
2017	1/3 $80,000	1/3 $80,000		*Plan Measurement Period*		$160,000	Jan-17
2018	1/3 $80,000	1/3 $80,000	1/3 $80,000		*Plan Measurement Period*	$240,000	Jan-18
2019		1/3 $80,000	1/3 $80,000	1/3 $80,000		$240,000	Jan-19
2020			1/3 $80,000	1/3 $80,000	1/3 $80,000	$240,000	Jan-20
2021				1/3 $80,000	1/3 $80,000	*$240,000	Jan-21
2022					1/3 $80,000	*$240,000	Jan-22
Total Award*	$240,000	$240,000	$240,000	$240,000	$240,000	*Assumes subsequent plans pay out at $240,000	
Award Contribution to DCP	November 2015	November 2016	November 2017	November 2018	November 2019		

This example shows that Plan XIII is accrued based on Fiscal Year 2013–2015 performance, and awarded in November of 2015. Funds are vested 1/3 each year, beginning January 2016, and are subject to the provisions of the CHS Deferred Compensation Plan.

Administration

The CFO and Senior Vice President of Human Resources administer this Plan.

The Plan Administrators will:

- Communicate plan design to participants
- Review and report the results of each Plan
- Ensure accurate and timely distribution of awards

Award Approval Process

At the conclusion of the Plan period, the CFO and Senior Vice President of Human Resources will prepare a report summarizing CHS performance results against the established Plan, which shall determine individual awards, and communicate your personal LTI award. After the completion of the annual company financial audit, Long Term Incentive Awards are credited to your CHS Deferred Compensation Plan account and are subject to the operating rules of the CHS Deferred Compensation Plan.

Note: Awards for achieving results from 8% ROAE through 20% ROAE will be contributed to the CHS Deferred Compensation plan. However, due to IRC section 409A rules, award deferrals must be handled as follows:

- Awards earned for results up to 14% ROAE can be deferred as the participant chooses

Final 11-10-14 Page 3 ‐ Awards earned for results beyond 14% ROAE will be paid to the participant in cash when the award is fully vested in January 2018. The table below provides an illustration. DISTRIBUTION ELECTIONS PER 409A RULES Award Attributable to Award Attributable to >14% ROAE Award Level 8% ROAE 10% ROAE 14% ROAE Plan 2013-2015 Participant Makes Distribution Elections Award Deferred to Full Vesting Date - 1-1-18 And Paid in Cash Plan 2014-2016 Participant Makes Distribution Elections Note: Beginning with the 2014-2016 Plan you will be able to make distribution elections on your entire award. Effect on Change in Employment Status New Participants Participants must be in a plan a minimum of six months in order to be eligible for an award. Awards for new participants will be pro-rated based upon full month(s) participation out of the 36 month plan performance period. Employees who are approved and enroll in the CHS Deferred Compensation Plan by the last day in February will have awards directed to the CHS Deferred Compensation Plan, and are subject to terms of the plan. Participants approved after this date will begin participation in the CHS Deferred Compensation Plan September first of the following fiscal year. Retirement, Death or Permanent Disability Current Plan in Operation: Participants who retire (defined as age 55 and 10 years Credited Service or age 65 as defined by CHS Deferred Compensation Plan rules), die or become permanently disabled during a plan period will receive any potential award for the plan period prorated by the number of full month(s) of participation in the 36 month plan performance period. Participants must be in a plan a minimum of six months in order to be eligible for an award. The pro-rated award will be determined and processed after the conclusion of the plan period in accordance with normal plan procedures. This award will immediately vest and will be subject to the provisions of the CHS Deferred Compensation Plan. Previous Plan(s): Participants who retire (defined as age 55 and 10 years Credited Service or age 65 as defined by CHS Deferred Compensation Plan rules), die or become permanently disabled will receive all earned, yet unvested, awards from previous plan(s), as they will immediately vest. All awards remain subject to the provisions of the CHS Deferred Compensation Plan. Termination Participants who terminate, or are terminated during the term of the Plan, will forfeit all rights to un-awarded plan benefits and any non-vested awards being held in the CHS Deferred Compensation Plan. Vested awards are subject to the provisions of the CHS Deferred Compensation Plan. Non-Recurring Events Non-recurring business events, which have a substantial impact on CHS financial results during the Plan period, may be excluded from the calculations for determining awards. Such events could include major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, significant business write-offs, casualty losses, or a sale of assets. Amounts to be excluded will be determined by the CEO and CFO, and approved by the Board of Directors. Amendments or Termination of Plan During the course of any three year plan, CHS may amend or terminate this Plan without prior notification or the consent of the participants. Once the three year measurement period is completed and audited, awards cannot be modified or terminated. Nothing in this plan can be interpreted as a contract for employment, continued employment or continued participation in the CHS Long Term Incentive Plan, or in any other CHS compensation or benefit program.